1300-1075 W. Georgia Vancouver, BC Canada V6E 3C9 Tel: (604) 684-2449 Fax: (604) 684-4601 email: sandy@imagistechnologies.com

NEWS RELEASE

Imagis Closes Private Placement Financing in the amount of $3,595,720

Vancouver, Canada - November 9, 2001: Further to the Imagis (OTCBB: IGSTF; CDNX: NAB; GERMANY: IGY) news releases dated October 24 and October 31, 2001, Imagis advises that it has completed a brokered private placement of $3,098,070.40 and a non-brokered private placement of $497,650 on the following terms:

Brokered Private Placement

Under the brokered private placement, Imagis has issued 1,427,682 special warrants at a price of $2.17 per special warrant, with each special warrant being convertible into one common share and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder thereof to acquire an additional common share for a period of one year from the date the underlying shares are qualified for resale (the "Qualification Date") at a price of $2.55 per share.

Imagis paid the placement agents involved in the brokered private placement (the "Agents") a cash commission of 8% of the gross proceeds received by Imagis from the sale of the special warrants and has issued the Agents' Compensation Options entitling them to collectively purchase 142,768 common shares at a price of $2.17 per share for a period of one year following the Qualification Date.

The securities issued pursuant to the brokered private placement and all underlying securities are subject to a 12 month resale restriction that begins on November 9, 2001 pursuant to applicable securities legislation and policy. This hold period will be reduced to 4 months from November 9, 2001 if Multilateral Instrument 45-102 of the Canadian Securities Administrators comes into force as expected on November 30, 2001; further, if this Instrument does not come into force on November 30, 2001, Imagis will file a Prospectus qualifying the exercise of the Special Warrants into shares and warrants and the Agents' Compensation Options into warrants and upon the issuance of a final receipt for this Prospectus, the Qualification Date will have occurred and there will be no further hold period on any of the securities except for the hold period required by the Canadian Venture Exchange.

Non-Brokered Private Placement

Imagis has concurrently completed a non-brokered private placement in the amount $497,650 by issuing 229,332 units, at a price of $2.17 per unit, with each unit comprised of one common share and one half of a warrant. Each whole warrant entitles the holders thereof to acquire an additional common share at a price of $2.55 per share for a term expiring on November 9, 2002.

The securities issued pursuant to the non-brokered private placement are subject to resale restrictions in British Columbia expiring at midnight, March 9, 2002.

>Imagis intends to use the proceeds of the offering to expand its sales and marketing activities, to add additional developers to its research and development department and to accelerate its business opportunities in the law enforcement, airport and security markets. Imagis believes that based upon its current and projected revenues and proceeds from this offering that it will achieve profitability in fiscal 2002.

All figures in this news release are expressed in Canadian dollars and will be accounted for in accordance with generally accepted accounting principles (GAAP) in Canada.

News Release November 9, 2001 Page 2	1300-1075 W. Georgia Vancouver, BC Canada V6E 3C9 Tel: (604) 684-2449 Fax: (604) 684-4601 email: sandy@imagistechnologies.com

The offered securities will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About IMAGIS
Imagis (OTCBB: IGSTF; CDNX: NAB; Germany: IGY) is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. Imagis currently has over 130 national and international installations within excess of a thousand users of its biometric facial recognition technology, including at Toronto's Pearson International Airport, the world's 16th busiest airport and Oakland International Airport, which serves more than 10 million travelers per year, and several installations throughout Canada, Mexico, and the UK. Imagis markets its products through a network of business partners located in North America, Asia, Europe and Latin America. Imagis' Chairman is Oliver "Buck" Revell, who served for over 30 years in the FBI, and during his career advanced to the number two-career post of Associate Deputy Director. Imagis is on the web at http://www.imagistechnologies.com.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding the results of Imagis's operations in future periods and Imagis's expectations regarding the amount and timing of revenues and earnings in future periods. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possible failure of the markets for Imagis's products to grow as anticipated; the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of Imagis's competitors; the possibility that Imagis's other customers defer purchasing decisions due to economic or other conditions or will purchase products offered by Imagis's competitors; and the other risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

On behalf of the Board

Rory S. Godinho, Director

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CONTACT:

Sandra Buschau , VP Investor Relations
Imagis Technologies Inc.
Tel: (604) 684-2449
E-mail: sandy@imagistechnologies.com

The Canadian Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.